Exhibit 5.10

Consent of Matthew Sletten

Reference is made to the Registration Statement on Form F-10, and any amendments or supplements thereto, and the documents incorporated by reference therein (the “Registration Statement”) of Orla Mining Ltd. (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I, Matthew Sletten, consent to the use of and reference to my name, including as an expert or “qualified person,” and the inclusion and incorporation by reference in the Registration Statement, including any amendments or supplements thereto, of information derived or summarized from the technical report dated effective February 23, 2022, entitled “South Railroad Project Form 43-101F1 Technical Report Feasibility Study, Elko County, Nevada,” or portions thereof, that was prepared by me, that I supervised the preparation of and/or was reviewed and approved by me.

/s/ Matthew Sletten, PE
Matthew Sletten, PE
Dated: September 15, 2025